Exhibit (e)(3)

SECOND AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This second amendment ("Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of April 1, 2015 by and between Recon Capital Series Trust, a Delaware statutory trust (the "Trust") having its principal place of business at 145 Mason Street, 2nd Floor, Greenwich, Connecticut 06830, and Foreside Fund Services, LLC, a Delaware limited liability company (the "Distributor") having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101 is entered into as of March 11, 2016 (the "Effective Date").

WHEREAS, Distributor and the Trust desire to amend the Agreement to remove one Fund and add two Funds to Exhibit A; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Distributor and the Trust hereby agree as follows:

i.                Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                Exhibit A is hereby deleted and replaced with the attached Exhibit A to reflect the addition of BullMark LatAm Select Leaders ETF and Recon Capital Currency Hedged DAX Germany ETF and the removal of Recon Capital FTSE 100 ETF.

3.                Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.                This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and hi accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

Exhibit (e)(3)

EXHIBIT A
List of Funds:

Recon Capital DAX Germany ETF
Recon Capital NASDAQ 100 Covered Cali ETF
BullMark LatAm Select Leaders ETF
Recon Capital Currency Hedged DAX Germany ETF